Exhibit 99.2

AOS, Inc. and Subsidiaries

Auditor’s Report and Consolidated Financial Statements

December 25, 2016 and December 27, 2015

AOS, Inc. and Subsidiaries

December 25, 2016 and December 27, 2015

Independent Auditor’s Report

Board of Directors

AOS, Inc. and Subsidiaries

Overland Park, Kansas

We have audited the accompanying consolidated financial statements of AOS, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 25, 2016 and December 27, 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors

AOS, Inc. and Subsidiaries

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AOS, Inc. and Subsidiaries as of December 25, 2016 and December 27, 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

In our reports dated April 13, 2016 and March 21, 2017, we expressed a qualified opinion on the 2015 and 2016 financial statements, respectively. The basis for a qualified opinion was limited to a departure from accounting standards generally accepted in the United States of America. Accounting principles generally accepted in the United States of America require an evaluation of the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. As described in Note 2, the Company has changed its method of accounting and restated its 2015 and 2016 consolidated financial statements to conform with accounting principles generally accepted in the United States of America. Accordingly, our present opinion on the restated 2015 and 2016 consolidated financial statements, as presented herein, is different from that expressed in our previous report.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, in 2017, the entity was required to retrospectively apply the impact of previously adopted accounting standards for which the Company is no longer eligible (Private Company Council standards), which materially impacted previously issued financial statements. Our opinion is not modified with respect to this matter.

Kansas City, Missouri

March 21, 2017, except for Note 2, as to which the date is February 9, 2018

AOS, Inc. and Subsidiaries

Consolidated Balance Sheets

December 25, 2016 and December 27, 2015

Assets

	2016	2015
	(Restated)	(Restated)
Current Assets
Cash and cash equivalents	$9,953,783	$7,882,097
Accounts receivable, trade, net of allowance; 2016 - $375,532, 2015 - $765,710	26,365,786	29,531,665
Receivable for sale of AOScloud, LLC	300,000	—
Returned goods receivable	800,274	1,045,337
Inventories	1,788,622	2,485,609
Prepaid expenses	573,852	725,501

Current assets—continuing operations	39,782,317	41,670,209
Current assets—discontinued operations	135,587	2,984,991

Total current assets	39,917,904	44,655,200

Property, Equipment and Software, Net	2,177,476	2,312,499

Other Assets
Goodwill, net	2,665,422	2,665,422
Intangible assets, net	545,700	659,120
Other	71,817	85,304

Total other assets	3,282,939	3,409,846

Non-current assets—continuing operations	5,460,415	5,722,345
Non-current assets—discontinued operations	18,240	4,183,952

Total non-current assets	5,478,655	9,906,297

Total assets	$45,396,559	$54,561,497

See Notes to Consolidated Financial Statements

Liabilities and Stockholders’ Equity

	2016	2015
	(Restated)	(Restated)
Current Liabilities
Accounts payable	$22,273,061	$24,554,254
Current maturities of long-term debt	—	1,190
Accrued compensation expense	4,616,881	3,974,793
Accrued expenses	2,303,779	2,870,544
Deferred lease incentives	163,618	131,769
Deferred revenue	2,246,464	2,671,171

Current liabilities—continuing operations	31,603,803	34,203,721
Current liabilities—discontinued operations	90,170	1,799,952

Total current liabilities	31,693,973	36,003,673

Deferred Lease Incentives	1,108,458	1,173,438

Deferred Revenue	—	343,053

Non-current liabilities—continuing operations	1,108,458	1,516,491
Non-current liabilities—discontinued operations	—	375,992

Total non-current liabilities	1,108,458	1,892,483

Total liabilities	32,802,431	37,896,156

Stockholders’ Equity
Common stock, $1 par value; 100,000 shares authorized, 1,197 shares issued and outstanding	1,197	1,197
Additional paid-in capital	9,905,404	9,905,404
Retained earnings	2,687,527	6,758,740

Total stockholders’ equity	12,594,128	16,665,341

Total liabilities and stockholders’ equity	$45,396,559	$54,561,497

AOS, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 25, 2016 and December 27, 2015

	2016	2015
	(Restated)	(Restated)
Revenue
Hardware sales	$143,708,752	$166,872,121
Engineering services	26,362,400	29,851,371
Third-party warranty	6,454,899	11,476,430
Other revenue	820,788	1,295,116

Total revenue	177,346,839	209,495,038
Cost of Sales	132,539,774	155,975,164

Gross Profit	44,807,065	53,519,874
Operating Expenses	41,074,901	43,871,993

Operating Income	3,732,164	9,647,881
Other Expense
Interest expense	(1,357)	(120,338)

Income from Continuing Operations	3,730,807	9,527,543
Discontinued Operations (Notes 11 and 12 )
Loss from discontinued operations	(3,235,264)	(12,883,610)

Net Income (Loss)	$495,543	$(3,356,067)

See Notes to Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended December 25, 2016 and December 27, 2015

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	(Restated)
Balance, December 29, 2014, as Previously Reported	$1,197	$9,905,404	$12,157,130	$22,063,731
Adjustment applicable to the year ended December 29, 2014	—	—	970,040	970,040

Balance, December 29, 2014, as Restated	1,197	9,905,404	13,127,170	23,033,771
Distributions	—	—	(3,012,363)	(3,012,363)
Net loss	—	—	(3,356,067)	(3,356,067)

Balance, December 27, 2015	1,197	9,905,404	6,758,740	16,665,341
Distributions	—	—	(4,566,756)	(4,566,756)
Net income	—	—	495,543	495,543

Balance, December 25, 2016	$1,197	$9,905,404	$2,687,527	$12,594,128

See Notes to Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 25, 2016 and December 27, 2015

	2016	2015
	(Restated)	(Restated)
Operating Activities
Net income (loss)	$495,543	$(3,356,067)
Items not requiring (providing) cash
Depreciation and amortization	2,479,884	3,831,552
Goodwill and intangible impairment loss	—	2,800,667
Property, equipment and software impairment loss	—	3,934,812
(Gain) loss on sale of property and equipment	361,839	(238,112)
Loss on sale of AOScloud, LLC	434,295	—
Deferred lease incentives	(193,894)	(169,191)
Changes in
Accounts receivable, trade	4,640,196	8,570,899
Returned goods receivable	245,063	(257,751)
Inventories	699,507	155,326
Prepaid expenses	365,341	714,854
Other assets	22,784	(23,881)
Accounts payable, trade	(2,723,394)	12,332,011
Accrued expenses	(305,238)	(1,575,853)
Deferred revenue	(826,653)	547,440

Net cash provided by operating activities	5,695,273	27,266,706

Investing Activities
Purchase of property and equipment	(477,116)	(980,339)
Proceeds from the sale of AOScloud, LLC	1,700,000	—
Proceeds from the sale of property and equipment	2,300	474,225

Net cash provided by (used in) investing activities	1,225,184	(506,114)

Financing Activities
Net repayments to shareholders	—	(2,759,186)
Net repayments under floor plan financing	—	(18,832,150)
Repayment of capital lease obligations	(1,392,793)	(1,742,411)
Dividends paid	(4,458,808)	(3,012,363)

Net cash used in financing activities	(5,851,601)	(26,346,110)

Increase in Cash and Cash Equivalents	1,068,856	414,482
Cash and Cash Equivalents, Beginning of Year	8,884,927	8,470,445

Cash and Cash Equivalents, End of Year	$9,953,783	$8,884,927

Reconciliation of Cash and Cash Equivalents
Cash and cash equivalents of continuing operations	$9,953,783	$7,882,097
Cash and cash equivalents of discontinued operations	—	1,002,830

	$9,953,783	$8,884,927

See Notes to Consolidated Financial Statements

AOS, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 25, 2016 and December 27, 2015

	2016	2015
	(Restated)	(Restated)
Supplemental Cash Flows Information
Interest paid	$64,115	$575,673
Capital lease obligation incurred for equipment	123,228	511,195
Leasehold improvements provided by landlord	160,763	—
Receivable for sale of AOScloud, LLC	300,000	—
Distributions declared	107,948	—

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

AOS, Inc. was incorporated in Nevada on January 1, 2006. Its wholly-owned subsidiaries include: Alexander Open Systems, Inc. that was incorporated in Kansas on September 1, 1992; AOS, LLC that was organized in Missouri on January 31, 2005; AOSNC, LLC that was organized in Nebraska on August 26, 2005; eTek Global, Inc., a Kansas Corporation, that was acquired on June 3, 2011; and AOScloud, LLC, that was organized in Kansas on July 3, 2012.

Alexander Open Systems, Inc., AOS, LLC and AOSNC, LLC design, sell, install and service computer network systems. eTek Global, Inc. designs intranet portals using the SharePoint system. AOScloud, LLC provides data center-based hosting solutions. The Companies’ primary customers are state and local governments, medical, legal, school districts and universities as well as large corporate accounts located throughout the Midwest.

As discussed in Note 11, in 2015 the Companies ceased the operations of its Texas division and has reported the activity for 2015 and 2016 as discontinued operations in the consolidated statements of operations. As discussed in Note 12, in 2016 the Companies sold virtually all of the assets of AOScloud, LLC and has reported the activity for 2015 and 2016 as discontinued operations in the consolidated statements of operations. The Companies applied the provisions of ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for the discontinued operations disclosures.

Principles of Consolidation

The consolidated financial statements include the accounts of AOS, Inc. and its wholly-owned subsidiaries (the Companies). All significant intercompany balances and transactions have been eliminated in consolidation.

Fiscal Year

The Companies operate on a fiscal year based on 52- or 53-week periods ending on the last Sunday in December. Both fiscal years ended December 25, 2016 and December 27, 2015 were 52 weeks.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Companies recognize revenue, net of sales taxes, when all of the following are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, fee to the customer is fixed or determinable and collectability is reasonably assured.

The Companies enter into short-term contracts to install computer systems, whereby the contract is generally completed within the same year that the contract began. Services primarily relate to design and installment of hardware. These services are charged to customers based upon time and material or a predetermined agreed upon fixed fee. Revenue related to services is recognized based on hours spent. For contracts with anticipated services less than 40 hours, revenue is recognized as time is accrued on the services performed. For contracts with anticipated services greater than 40 hours, which generally require a Project Manager to oversee, revenue is recognized on a proportional performance basis. Management determines billing amounts the last week of each fiscal month based on the fixed contract amount and the proportion of the project completed. The proportion is based on hours worked on the project to date versus the total hours budgeted for the project.

Revenue associated with hardware sales is recognized based on the sales terms. Sales terms usually are stated as F.O.B. destination, and delivery is not deemed to have occurred until the point in time when the product is received by the customer.

Revenue is recognized from software sales when the customers acquire the right to use or copy software under license, provided that all revenue recognition criteria have been met.

The sale of hardware and software products may also include the provision of services, and the associated contracts may contain multiple elements. If services are performed in conjunction with a hardware or software sale, revenue is recognized for each portion of the arrangement that is attributable to the items as they are delivered or the services are performed. The selling price is determined in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis.

The Companies sell certain third-party service contracts for which the sale is evaluated whether it should be recorded as a gross sale or a net sale. If the Companies act as a principal in the transaction and assume the risks and rewards of ownership, the sale is recorded gross, and the entire selling price is recorded in sales and the cost to the third-party provider is recorded in cost of goods sold. If the Companies are acting as an agent or broker, the sale is recorded net, and the cost to the third-party provider is recorded as a reduction of sales and there are no cost of goods sold. Net sales are presented within Third-Party Warranty and Engineering Services in the consolidated statements of operations.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Shipping and Handling Costs

Freight billed to customers is considered sales revenue and the related freight costs as cost of sales.

Advertising

Advertising costs are expensed when incurred. Advertising costs were $899,736 and $967,079 for the years ended December 25, 2016 and December 27, 2015, respectively. Advertising costs are offset by cooperative rebates received from vendors, which were $461,951 and $866,583 for the years ended December 25, 2016 and December 27, 2015, respectively.

Cash and Cash Equivalents

The Companies consider all liquid investments with original maturities of three months or less to be cash equivalents. At December 25, 2016 and December 27, 2015, cash equivalents consisted primarily of money market accounts with brokers and certificates of deposit.

At December 25, 2016, the Companies’ cash accounts exceeded federally insured limits by approximately $10,315,000.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Companies provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Returned Goods Receivable

Returned goods receivable are stated at the amount due from vendors for customer returns of product. Customer returns and reorders are processed and executed by the Companies while credit from the vendors is in process.

Inventories

Inventories consist primarily of hardware in transit and prepaid inventory. Inventories are stated at lower of cost or market. Cost of inventory has been determined using the first-in, first-out (FIFO) method.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Property, Equipment and Software

Property, equipment and software acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense using straight-line or accelerated methods over the estimated useful life of each asset. Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives.

The estimated useful lives for each major depreciable classification of property and equipment and software are as follows:

Software	3 years
Computer equipment	3-5 years
Furniture and fixtures	7-10 years
Leasehold improvements	Lease life
Automobiles	5 years

Long-lived Asset Impairment

The Companies evaluate the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Impairment on long-lived tangible assets of $0 and $3,934,812 was recognized during the years ended December 25, 2016 and December 27, 2015, respectively.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value is less than the carrying value, then goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. No goodwill impairment losses were recognized during the year ended December 25, 2016. Goodwill impairment losses during the year ended December 27, 2015 were $2,282,796. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Intangible Assets

Intangible assets include domain name, contracted customers and customer relationships. These assets are amortized using the straight-line method. The domain name is amortized over one and a half years; the contracted customer intangibles are amortized over the life of the contracts (three years) and the customer relationships are amortized over nine years. Such assets are periodically evaluated as to the recoverability of their carrying values. There were no impairment losses recognized for the year ended December 25, 2016. During the year ended December 27, 2015, impairment losses on finite-lived intangible assets totaled $517,881.

Incentive Payments

The Companies receive third-party manufacturer incentives that result in a price reduction on equipment sold to the Companies’ customers. The Companies record these incentives as a reduction of cost of sales. For the years ended December 25, 2016 and December 27, 2015, the Companies recorded $5,313,223 and $6,548,762, respectively, in incentive payments.

Deferred Revenue

The Companies sell certain services under arrangements that permit customers to prepay for services to be provided. These prepayments are deferred and recognized over the periods in which the services are performed.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Income Taxes

The stockholders of AOS, Inc. and all of its subsidiaries are either limited liability companies or corporations where the respective stockholders have elected to be taxed as an “S” Corporation under provisions of the Internal Revenue Code or similar section of the state income tax law for the year ended December 25, 2016. Therefore, taxable income or loss is reported to the individual stockholders and members for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.

Effective January 1, 2015, eTek converted to an “S” Corporation and, therefore, no provision for federal and state income taxes is included as of and for the years ended December 25, 2016 and December 27, 2015.

The Companies recognize interest and penalties on income taxes as a component of income tax expense.

Self-Insurance

The Companies have elected to self-insure certain costs related to employee health benefit programs. Costs resulting from noninsured losses are charged to income when incurred. The Companies purchased insurance that limits their exposure for individual claims and that limits their aggregate exposure.

Taxes Collected from Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated statements of operations on a net basis.

Reclassifications

Certain reclassifications have been made to the 2015 financial statements to conform to the 2016 financial statement presentation. These reclassifications had no effect on net earnings.

Note 2: Restatement

The Company did not quantify and record an impairment loss on the property, equipment and software related to its AOScloud, LLC subsidiary at December 27, 2015. The impairment loss was recorded in 2016 when certain assets of the subsidiary were sold to a third party. Fiscal years 2016 and 2015 have been restated for the error. In addition, on December 15, 2017, the Company was acquired and required to report goodwill as a non-amortizable asset, whereas in prior years, goodwill was valued under the provisions of ASU 2014-02—Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill (a consensus of the Private Company Council), which allowed goodwill to be amortized over a 10 year useful life. The new method of accounting was required as the Company meets the definition of a public business entity as of December 15, 2017 and comparative financial statements of prior years have been adjusted to apply the new method retrospectively. These restatements increased previously reported income for the year ended

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

December 25, 2016 by $4,201,355 and reduced previously reported income for the year ended December 27, 2015 by $4,105,226. The following financial statement line items for fiscal years 2016 and 2015 were affected by the change in accounting principle.

	2016
	As Restated	As Previously Reported	Effect of Change
Consolidated Statement of Operations
Loss from Discontinued Operations	$3,235,264	$7,170,076	$(3,934,812)
Operating Expenses	41,074,901	41,341,444	(266,543)
Consolidated Balance Sheet
Retained Earnings	2,687,527	1,621,358	1,066,169
Goodwill, net	2,665,422	1,599,253	1,066,169
Consolidated Statement of Cash Flows
Net Income	495,543	(3,705,812)	4,201,355
Depreciation and Amortization	2,479,884	2,746,427	(266,543)
Loss on Sale of AOScloud, LLC	434,295	4,369,107	(3,934,812)

	2015
	As Restated	As Previously Reported	Effect of Change
Consolidated Statement of Operations
Loss from Discontinued Operations	$12,883,610	$8,492,239	$4,391,371
Operating Expenses	43,871,993	44,158,138	(286,145)
Consolidated Balance Sheet
Non-current Assets—Discontinued Operations	4,183,952	8,118,764	(3,934,812)
Retained Earnings	6,758,740	9,893,926	(3,135,186)
Goodwill, net	2,665,422	1,865,796	799,626
Consolidated Statement of Cash Flows
Net Income (Loss)	(3,356,067)	749,159	(4,105,226)
Depreciation and Amortization	3,831,552	4,345,977	(514,425)
Goodwill and Intangible Impairment Loss	2,800,677	2,115,838	684,839
Property, Equipment and Software Impairment Loss	3,934,812	—	3,934,812

Note 3: Related Party Transactions

The Companies lease office space under operating leases with Optober Investments I, LLC and Optober Investments III, LLC (“collectively, Optober”). Both entities are related parties that are 100 percent owned by a minority shareholder. For the years ended December 25, 2016 and December 27, 2015, the Companies paid $845,302 and $1,325,113, respectively, to the related parties included in rent expense. In 2016, the operating leases with Optober was discontinued.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Note 4: Property, Equipment and Software

Property, equipment and software consist of the following at December 25, 2016 and December 27, 2015:

	2016	2015
		(Restated)
Software	$1,112,146	$2,051,139
Computer equipment	2,326,856	16,287,353
Furniture and fixtures	1,811,766	2,257,017
Leasehold improvements	2,020,429	1,998,821
Automobiles	49,545	54,125

Total cost	7,320,742	22,648,455
Accumulated depreciation and amortization	(5,130,786)	(12,386,516)
Accumulated impairment	—	(3,934,812)

	2,189,956	6,327,127
Less: Property, equipment and software -discontinued operations	12,480	4,014,628

Property, equipment and software—continuing operations	$2,177,476	$2,312,499

Depreciation and amortization expense on the above property, equipment and software for the years ended December 25, 2016 and December 27, 2015 was $2,366,464 and $3,445,821, respectively.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Note 5: Acquired Intangible Assets and Goodwill

The carrying basis and accumulated amortization of recognized intangible assets at December 25, 2016 and December 27, 2015 were:

	2016 (Restated)			2015 (Restated)
	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment Loss	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment Loss
Amortized intangible assets
Domain name	$—	$—	$—	$57,000	$57,000	$—
Contracted customers	—	—	—	1,148,000	1,148,000	—
Customer relationships	1,020,780	475,080	—	1,926,000	748,999	517,881

Total amortized intangible assets	1,020,780	475,080	—	3,131,000	1,953,999	517,881

Goodwill	2,665,422	—	—	4,948,218	—	2,282,796

Less: Amortized and intangible assets and goodwill—discontinued operations	—	—	—	4,393,016	1,592,339	2,800,677

Amortized and intangible assets and goodwill—continuing operations	$3,686,202	$475,080	$—	$3,686,202	$361,660	$—

Amortization expense recorded for the years ended December 25, 2016 and December 27, 2015 was $113,420 and $405,333, respectively. Estimated amortization expense for each of the next five years is:

2017	$113,420
2018	113,420
2019	113,420
2020	113,420
2021	92,020

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

The changes in the gross carrying amount of goodwill for the years ended December 25, 2016 and December 27, 2015 were:

Balance as of December 28, 2014	$4,948,218
Impairment losses	(2,282,796)

Balance as of December 27, 2015	2,665,422

Balance as of December 25, 2016	$2,665,422

Goodwill is allocated to several components within the Company. Due to continued decreased financial performance, and projected operating losses and negative cash flows, the goodwill assigned to AOScloud, LLC, (Cloud) was considered for potential impairment for the year ended December 27, 2015. A goodwill impairment loss of $2,282,796 and an other intangible asset impairment loss of $517,881 was recorded in the year ended December 27, 2015, within the consolidated financial statements of Cloud.

Note 6: Operating Leases

Noncancellable operating leases for branch sales offices and certain office furniture and equipment expire in various years through 2023. These leases generally contain renewal options for various periods and require the Companies to pay all executory costs (property taxes, maintenance and insurance). Lease incentives received by the Companies such as free rent periods, escalating rent provisions and leasehold improvement allowances are deferred and amortized on a straight-line basis over the term of the respective lease agreements, and are recorded as a reduction of rent expense. At December 25, 2016 and December 27, 2015, the Companies accrued $1,272,076 and $1,305,207, respectively, for the deferral of the benefit received for free rent periods, future escalating rent payments and leasehold improvement allowances. These amounts are included in deferred lease incentives on the accompanying consolidated balance sheets.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Future minimum lease payments at December 25, 2016, were:

2017	$1,687,814
2018	1,373,590
2019	1,263,605
2020	985,799
2021	836,816
Thereafter	525,446

Total	$6,673,070

Total rent expense under operating leases for the years ended December 25, 2016 and December 27, 2015 were $2,833,221 and $3,369,270, respectively.

Note 7: Lines of Credit

At December 25, 2016 and December 27, 2015, the Companies have a $45,000,000 line of credit from Castle Pines Capital, LLC. At both December 25, 2016 and December 27, 2015, there was $0 borrowed against this line. The balance is payable on demand and has two components. The first component is a floor plan financing arrangement whereby the Companies’ inventory purchases can be financed with 30, 45 or 60 day interest-free periods. The Companies classify amounts outstanding under the floor plan financing as accounts payable. The second component of the line of credit consists of an extended pay line, whereby all inventory purchases that are beyond the interest-free term roll into the interest-bearing portion of the line. Interest on this portion of the line is to be paid weekly at the prime rate, plus 1.5 percent (5.25 percent as of December 25, 2016 and 5.00 percent as of December 27, 2015). There were no outstanding balances owed on the extended pay portion of the line of credit as of December 25, 2016 and December 27, 2015. The Companies also classify amounts outstanding under the extended pay line as accounts payable.

This line of credit is collateralized by the Companies’ accounts receivable, all other assets and guarantees by all of its shareholders. All payments received by the Companies on their accounts receivable are directly deposited into a lock-box account so that the Companies can apply payment against the obligation. A power of attorney has been granted to Castle Pines Capital, LLC by the Companies with respect to collections, security interests and related aspects of this agreement.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

At December 25, 2016 and December 27, 2015, the credit agreement was subject to the following covenants:

The Companies will at all times maintain on a consolidated basis:

(A)	A ratio of current assets to current liability of at least 1.00.

(B)	Tangible net worth equal to at least $7,000,000.

(C)	A maximum funded debt to tangible net worth ratio of no more than 2.50 to 1.00.

(D)	A minimum cumulative fixed coverage charge ratio of 1.25 to 1.00. This ratio will be measured on a trailing 12 month basis at the end of each fiscal month.

Inventory financed through the floor plan is included in operating activities in the consolidated statements of cash flows.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Note 8: Long-term Debt

	2016	2015
Various capital leases to a vendor payable monthly, including interest rates ranging from 2.87% to 4.65% based on the lower of the Companies’ incremental borrowing rate or the lessor’s implicit rate. Amounts due on capital leases were paid in 2016.	$—	$831,163
Various capital leases to a vendor payable monthly beginning three months from the date of lease commencement, including interest rates ranging from 4.50% to 5.00% based on the lower of the Companies’ incremental borrowing rate or the lessor’s implicit rate. Amounts due on capital leases were paid in 2016.	—	60,101
Various capital leases to a vendor payable monthly, including interest rates ranging from 6.90% to 7.95% based on the lower of the Companies’ incremental borrowing rate or the lessor’s implicit rate. Amounts due on capital leases were paid in 2016.	—	378,301

	—	1,269,565
Less current maturities	—	1,190

Long-term debt	—	1,268,375
Less: Debt—discontinued operations	—	1,268,375

Long-term debt—continuing operations	$—	$—

Note 9: Profit Sharing Plan

The Companies have established a defined contribution 401(k) profit sharing plan providing benefits for substantially all of their employees. The Companies’ matching contributions for the years ended December 25, 2016 and December 27, 2015 totaled $292,270 and $366,536, respectively.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Note 10: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Major Suppliers

For the year ended December 25, 2016, two vendors represented 71 percent of total purchases, and for the year ended December 27, 2015, four vendors represented approximately 84 percent of total purchases.

Note 11: Discontinued Operations – Alexander Open Systems, Inc. - Texas

During the year ended December 27, 2015, the Companies adopted ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, relating to the closure of Alexander Open Systems, Inc.’s Texas division, a consolidated entity of the Companies. As of December 27, 2015, the Companies elected to discontinue the operations of this division, effective in January 2016, due to poor profitability. The closure of this entity resulted in the discontinuation of any marketing and sales effort in the state of Texas for all product and service offerings, which includes hardware sales and engineering services. The remaining assets were analyzed for impairment with no impairment loss assessed by management. The operations of the discontinued division have been reclassified to include all revenues and expenses of the division in discontinued operations. After the closure of the entity, the remaining assets and liabilities were transferred to Alexander Open Systems, Inc. See below for a reconciliation of the major classes of line items from the consolidated statements of operations and consolidated balance sheets for the years ended December 25, 2016 and December 27, 2015, respectively.

Reconciliation of the Major Classes of Line Items Constituting Loss of Discontinued

Operations that are Disclosed in the Notes to Consolidated Financial Statements to the Loss

of Discontinued Operations that are Presented

in the Consolidated Statements of Operations

	2016	2015
Major classes of line items constituting loss of discontinued operations
Total revenues	$243,702	$4,172,100
Total cost of sales	(152,710)	(3,204,486)
Operating expenses	(382,784)	(2,792,620)
Other expense—interest expense	(9,543)	—

Total loss on discontinued operations that is presented in the condensed consolidated statements of operations	$(301,335)	$(1,825,006)

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities

of the Discontinued Operation that are Disclosed in the Notes to Consolidated Financial Statements

to Total Assets and Liabilities of the Disposal Group

that are Presented Separately in the Consolidated Balance Sheets

	2016	2015
Carrying amounts of major classes of assets included as part of discontinued operations:
Accounts receivable, trade, net of allowance	$—	$987,347
Inventories	332	2,852
Prepaid expenses	—	1,450
Property, equipment and software, net	12,480	25,104
Other noncurrent assets	5,760	15,057

Total major classes of assets of the discontinued operations	$18,572	$1,031,810

Carrying amounts of major classes of liabilities included as part of discontinued operations:
Accounts payable	$9,889	$192,444
Accrued expenses	671	149,248
Deferred revenue	—	58,893

Total major classes of liabilities of the discontinued operations	$10,560	$400,585

The impact on significant statements of cash flows activities is presented below for each of the years ended December 25, 2016 and December 27, 2015.

	2016	2015
Significant operating items not involving cash
Depreciation and amortization	$8,950	$20,768

Note 12: Discontinued Operations – AOScloud, LLC

As of July 27, 2016, the Companies elected to sell the AOScloud, LLC component, effective on that date, due to continuing operating losses. As part of the discontinuation, all data hosting operations and related services were eliminated. The remaining assets were analyzed for impairment and it was determined there were no material impairment losses. All existing property, equipment and software were included in the asset purchase agreement for a sale price of $2,000,000. The sales agreement also includes a contingent purchase price where the Companies may earn up to $800,000 each year for two years if certain revenue targets are achieved. See below for a reconciliation of the major classes of line items from the consolidated statements of operations and consolidated balance sheets for the years ended December 25, 2016 and December 27, 2015, respectively.

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

Reconciliation of the Major Classes of Line Items Constituting Loss of Discontinued

Operations that are Disclosed in the Notes to Consolidated Financial Statements to the Loss

of Discontinued Operations that are Presented

in the Consolidated Statements of Operations

	2016	2015
	(Restated)	(Restated)
Major classes of line items constituting loss of discontinued operations
Total revenues	$4,566,659	$8,736,240
Total cost of sales	(3,967,845)	(7,256,660)
Operating expenses	(3,479,204)	(5,722,458)
Other expense—interest expense	(53,539)	(80,242)
Other expense—goodwill and intangible impairment loss	—	(2,800,672)
Other expense—property, equipment and software impairment loss	—	(3,934,812)

Total loss on discontinued operations that is presented in the condensed consolidted statements of operations	$(2,933,929)	$(11,058,604)

Reconciliation of the Carrying Amounts of Major Classes of Assets and Liabilities

of the Discontinued Operation that are Disclosed in the Notes to Consolidated Financial Statements

to Total Assets and Liabilities of the Disposal Group

that are Presented Separately in the Consolidated Balance Sheets

	2016	2015
	(Restated)	(Restated)
Carrying amounts of major classes of assets included as part of discontinued operations:
Cash and cash equivalents	$—	$1,002,830
Accounts receivable, trade, net of allowance	135,255	622,225
Prepaid expenses	—	368,287
Property, equipment and software, net	—	3,989,524
Other noncurrent assets	—	154,267

Total major classes of assets of the discontinued operations	$135,255	$6,137,133

Carrying amounts of major classes of liabilities included as part of discontinued operations:
Accounts payable	$—	$259,646
Accrued compensation expense	35,704	110,289
Accrued expenses	43,906	137,049
Current maturities of long-term debt	—	892,383
Long-term debt	—	375,992

Total major classes of liabilities of the discontinued operations	$79,610	$1,775,359

AOS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 25, 2016 and December 27, 2015

The impact on significant statements of cash flows activities is presented below for each of the years ended December 25, 2016 and December 27, 2015.

	2016	2015
	(Restated)	(Restated)
Significant operating items not involving cash
Depreciation and amortization	$241,761	$720,460
(Gain) loss on sale of property and equipment	434,295	(77,848)
Goodwill and intangible impairment loss	—	2,800,677
Property, equipment and software impairment loss	—	3,934,812
Significant investing activities
Purchase of property and equipment	$211,330	$1,288,504
Proceeds from the sale of property and equipment	—	123,924

Note 13: Subsequent Events

Subsequent events were evaluated through March 21, 2017, which is the date the consolidated financial statements were initially available to be issued. Subsequent events related to the restatements described in Note 2 have been evaluated through February 9, 2018, which is the date the revised consolidated financial statements were available to be issued.